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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               Toll Brothers, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                          23-2416878
(State or other jurisdiction of                             (I.R.S Employer
 incorporation or organization)                            Identification No.)

        3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006-4298
               (Address of Principal Executive Offices)       (Zip Code)

                 Toll Brothers, Inc. Stock Incentive Plan (1998)
                            (Full Title of the Plan)

                                 Joel H. Rassman
                            Executive Vice President
                           and Chief Financial Officer
                               Toll Brothers, Inc.
                              3103 Philmont Avenue
                   Huntingdon Valley, Pennsylvania 19006-4298
                     (Name and address of agent for service)

                                 (215) 938-8000
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                            Mark K. Kessler, Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                                1650 Arch Street
                           Philadelphia, PA 19103-2097
                                 (215) 977-2576




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

                                       CALCULATION OF REGISTRATION FEE


Title of  each            Amount to be         Proposed Maximum       Proposed Maximum         Amount of
class Securities          Registered(1)        Offering Price         Aggregate Offering       Registration
of to be                                       Per Share(2)           Price(2)                 Fee(2)
Registered
Common Stock,              7,000,000           $45.51                 $318,570,000             $40,362.82
par value $0.01
(including associated
preferred stock
purchase rights)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares and associated preferred stock purchase rights as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's Common Stock on March 17, 2004 as quoted on the New York Stock Exchange.


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                           INCORPORATION BY REFERENCE

         Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, the contents of the Registrant's registration statement on Form S-8, filed with the Securities and Exchange Commission on June 25, 1998 (Commission File No. 333-57645) are incorporated herein by reference.





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                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on this 18th day of March, 2004.


                                             TOLL BROTHERS, INC.


                                             By:  Robert I. Toll
                                             Robert I. Toll,
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Toll, Zvi Barzilay, Kenneth J. Gary, Joel H. Rassman and Joseph R. Sicree, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature               Title                                           Date
---------               -----                                           ----
Robert I. Toll          Chairman of the Board, Chief Executive          March 18, 2004
--------------------    Officer and Director (Principal Executive
Robert I. Toll          Officer)

Bruce E. Toll           Vice Chairman of the Board                      March 18, 2004
--------------------
Bruce E. Toll

Zvi Barzilay            President, Chief Operating Officer and          March 18, 2004
--------------------    Director
Zvi Barzilay

Robert S. Blank         Director                                        March 18, 2004
--------------------
Robert S. Blank

Edward G. Boehne        Director                                        March 18, 2004
--------------------
Edward G. Boehne

Richard J. Braemer      Director                                        March 18, 2004
--------------------
Richard J. Braemer

Roger S. Hillas         Director                                        March 18, 2004
--------------------
Roger S. Hillas

Carl B. Marbach         Director                                        March 18, 2004
--------------------
Carl B. Marbach

Stephen A. Novick       Director                                        March 18, 2004
--------------------
Stephen A. Novick

Joel H. Rassman         Executive Vice President, Treasurer,            March 18, 2004
--------------------    Chief Financial Officer and Director
Joel H. Rassman         (Principal Financial Officer)

Paul E. Shapiro         Director                                        March 18, 2004
--------------------
Paul E. Shapiro

Joseph R. Sicree        Chief Accounting Officer                        March 18, 2004
--------------------    (Principal Accounting Officer)
Joseph R. Sicree

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                               TOLL BROTHERS, INC.
                            STOCK INCENTIVE PLAN 1998

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX
Exhibit No.
-----------

4.1 Toll Brothers, Inc. Stock Incentive Plan (1998) (Incorporated by reference to Exhibit 4 of the registrant's registration statement on Form S-8 filed with the Securities and Exchange Commission on June 25, 1998, File No. 333-57645).

4.2 Amendment to the Toll Brothers, Inc. Stock Incentive Plan (1998) effective March 22, 2001. (Incorporated by reference to Exhibit
             10.4 of the Registrant's Form 10-Q for the quarter ended July 31,
             2001).

5*           Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1*        Consent of Ernst & Young LLP, independent accountants.

23.2*        Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in
             Exhibit 5).

24*          Power of Attorney (included on signature page of this Registration
             Statement).


* Filed electronically herewith